DELAWARE GROUP STATE TAX-FREE
INCOME TRUST
Registration No. 811-2715
FORM N-SAR
 Annual Period Ended February 29, 2005


SUB-ITEM 77C:  Matters submitted to a
vote of security holders


The shareholders of Delaware Group State
Tax-Free Income Trust (the "Trust") voted on the following proposals at the special meeting of shareholders on March 23, 2005 or as adjourned. The description of each proposal and number of shares voted are as follows:

1. To elect a Board of Trustees for the Trust.


Shares Voted For
Shares Voted Withheld Authority
Thomas L. Bennett
56,504,798.828
1,246,752.767
Jude T. Driscoll
56,565,171.464
1,186,380.131
John A. Fry
56,566,194.767
1,185,356.828
Anthony D. Knerr
56,558,403.467
1,193,148.128
Lucinda S. Landreth
56,431,716.154
1,319,835.441
Ann R. Leven
56,478,363.284
1,273,188.311
Thomas F. Madison
56,530,318.806
1,221,232.789
Janet L. Yeomans
56,555,242.455
1,196,309.140
J. Richard Zecher
56,554,764.833
1,196,786.762

2.  To approve the use of a "manager of
managers" structure whereby the investment manager of the Fund of the Trust will be able to hire and replace subadvisers without shareholder approval.


For
Against
Abstain
Delaware Tax-Free Pennsylvania Fund
43,827,006.508
3,898,605.610
2,262,343.477